SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report:                                              November 15, 1996
(Date of earliest event reported)                            November 15, 1996


                                Pure World, Inc.
             (Exact name of registrant as specified in its charter)



       Delaware                    0-10566                   95-3419191
   (State of other               (Commission               (I.R.S. Employer
    jurisdiction of               File Number)              Indentification No.)



           376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (908) 234-9220

Item 5. OTHER EVENTS
--------------------

     On November 15, 1996, Pure World, Inc. announced that it was engaged in ongoing discussions to resolve its disputes with American Industrial Properties REIT (the "Trust"), including the settlement of all pending litigation. Due to the anticipated settlement, the Trust announced that it had canceled its Annual Meeting of Shareholders scheduled for December 18, 1996.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PURE WORLD, INC.



                                               /s/ John W. Galuchie, Jr.
                                           By: --------------------------------
                                               John W. Galuchie, Jr.
                                               Executive Vice President